UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 16, 2008

COSTAR GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24531	52-2091509
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 215-8300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2008, Christopher Tully, Senior Vice President of Sales and Customer Service of CoStar Group, Inc. (“CoStar”), informed CoStar management that he plans to resign from CoStar for personal reasons effective June 30, 2008.

Item 7.01.  Regulation FD Disclosure.

John Stanfill was promoted to the role of Senior Vice President of Sales and Customer Service of CoStar.  Stanfill, who previously served as Senior Vice President of Marketing and Product Management, will continue to report directly to Andrew C. Florance, the company's Founder and Chief Executive Officer, in his newly expanded role on CoStar's executive management team.

Stanfill has held positions of increasing responsibility over the course of his CoStar career, beginning as Sales Account Executive for the New York City market and including positions in business development, opening sales markets during periods of the company’s U.S. national expansion, and establishing and managing the company's Inside Sales operation. He also directed the company’s transition to a fully Web-based product offering in 2002. He served as Vice President of Product Management from December 2007 to early 2008, when he assumed overall responsibility for CoStar's product marketing efforts, and most recently directed the launch of CoStar Showcase®.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSTAR GROUP, INC.

By:
Date: June 19, 2008	/s/ Brian J. Radecki

Name: Brian J. Radecki
Title: Chief Financial Officer